UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2013

SunCoke Energy Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35782	35-2451470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive office)	(Zip Code)

(630) 824-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On January 17, 2013, SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Partnership, SunCoke Energy Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Sun Coal & Coke LLC, a Delaware limited liability company (“Sun Coal & Coke”), and SunCoke Energy, Inc., a Delaware corporation (the “Sponsor” and, together with the Partnership, the General Partner and Sun Coal & Coke, the “Partnership Parties”), and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the Underwriters listed in Schedule I of the Underwriting Agreement (the “Underwriters”), providing for the offer and sale (the “Offering”) by the Partnership, and the purchase by the Underwriters, of 13,500,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $19.00 per Common Unit ($17.86 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership has also granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 2,025,000 Common Units (the “Optional Units”). If and to the extent the Underwriters exercise their option to purchase Optional Units, the number of Optional Units purchased by the Underwriters pursuant to such exercise will be issued to the Underwriters and the remainder, if any, will be issued to the Sponsor. Any such Common Units issued to the Sponsor will be issued for no additional consideration. If the Underwriters do not exercise their option to purchase Optional Units, the Partnership will issue 2,025,000 Common Units to the Sponsor upon the expiration of the Option for no additional consideration. The material terms of the Offering are described in the prospectus, dated January 17, 2013 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on January 18, 2013 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-183162) (the “Registration Statement”), initially filed on August 8, 2012.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering of the Common Units closed on January 24, 2013, and the Partnership received proceeds (net of underwriting discounts and offering expenses) from the Offering of approximately $233.1 million. In addition, as described below, the Partnership also received net proceeds of approximately $146.4 million from the offering of $150.0 million aggregate principal amount of senior notes concurrently with the closing of the Offering. The Partnership used a portion of the aggregate net proceeds from the Offering and the concurrent offering of senior notes to make a distribution of approximately $33.1 million to the Sponsor to, in effect, reimburse the Sponsor for expenditures made during the two-year period prior to the Offering for the expansion and improvement of certain assets, an interest in which the Sponsor contributed to the Partnership in connection with the Offering pursuant to the Contribution Agreement described below. The Partnership also used net proceeds of approximately $225.0 million to repay term loan debt assumed from the Sponsor and approximately $2.4 million to pay expenses related to the Credit Facility described below. In addition, as partial consideration for the interest in the assets conveyed to the Partnership by the Sponsor pursuant to the Contribution Agreement, the Partnership retained $119.0 million of net proceeds and paid from such proceeds 100% of the following requirements of its operating subsidiaries: (a) $67.0 million for identified environmental capital expenditures, (b) approximately $12.4 million to pay sales discounts related to tax credits owed to customers and (c) $39.6 million to replenish the Partnership’s working capital.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreement

The description of the Contribution Agreement provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Omnibus Agreement

On January 24, 2013, in connection with the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, the General Partner and the Sponsor.

Pursuant to the Omnibus Agreement, the Partnership has preferential rights to pursue certain growth opportunities in the United States and Canada identified by the Sponsor and a right of first offer to acquire certain of the Sponsor’s cokemaking assets located in the United States and Canada for so long as the Sponsor controls the Partnership’s general partner. In addition, pursuant to the Omnibus Agreement, the Sponsor has agreed, for a period of five years from the closing of the Offering, to make the Partnership whole, in certain circumstances, to the extent of a customer’s failure to satisfy its obligations or to the extent a customer’s obligations are reduced. Additionally, pursuant to the Omnibus Agreement the Sponsor has agreed to indemnify the Partnership for certain environmental remediation costs arising prior to the closing of the Offering, and the Partnership has agreed to indemnify the Sponsor for certain events relating to the Partnership’s operations. The Omnibus Agreement provides that the Sponsor will fully indemnify the Partnership with respect to any tax liability arising prior to or in connection with the closing of the Offering and that the Sponsor will cure or fully indemnify the Partnership for losses resulting from certain title defects at the properties owned by the Partnership or its subsidiaries. Further, as part of the Omnibus Agreement, the Sponsor has agreed to grant the Partnership a royalty-free license to use the name “SunCoke” and related marks, and the Sponsor has agreed to grant the Partnership a non-exclusive right to use all of the Sponsor’s current and future cokemaking and related technology necessary to operate the Partnership’s business. Also, under the terms of the Omnibus Agreement, the Partnership will reimburse the General Partner and its affiliates for all direct and indirect expenses incurred and payments made on the Partnership’s behalf and all other expenses allocable to the Partnership or otherwise incurred by the General Partner or its affiliates in connection with operating the Partnership’s business.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

Each of Sun Coal & Coke and the General Partner is a direct or indirect wholly owned subsidiary of the Sponsor. As a result, certain individuals, including officers and directors of the Sponsor, serve as officers and/or directors of more than one of such other entities.

Certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory services for the Partnership, the Sponsor and their respective affiliates from time to time in the ordinary course of business for which they have received customary fees and reimbursement of expenses.

As more fully described in the section “Certain Relationships and Related Party Transactions” of the Prospectus, which is incorporated herein by reference, the Sponsor indirectly owns and controls the General Partner and owns, through a wholly owned subsidiary, an aggregate of 184,697 Common Units in the Partnership, an aggregate of 15,709,697 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”), and the right to receive the Deferred Issuance and Distribution (as such term in defined in the Partnership Agreement (as defined below)). In addition, the General Partner owns a 2.0% general partner interest in the Partnership and all of the incentive distribution rights in the Partnership.

Credit Facility

On January 24, 2013, the Partnership entered into a Credit Agreement (as defined below) among the Partnership, Haverhill Coke Company LLC (“Haverhill”), Haverhill Cogeneration Company LLC (“Haverhill Cogen”), Middletown Coke Company, LLC (“Middletown”), and Middletown Cogeneration Company LLC (“Middletown Cogen”), as borrowers (the “Borrowers”), the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, Barclays Bank PLC, as syndication agent, Bank of America, N.A., Citibank, N.A. and The Royal Bank of Scotland plc, as co-documentation agents, and J.P. Morgan Securities LLC, RBS Securities Inc. and Barclays Bank PLC, as joint lead arrangers and joint bookrunners (the “Credit Agreement”). The Credit Agreement provides for a new $100.0 million senior secured revolving credit facility (the “Credit Facility”).

The Credit Agreement consists of a revolving loan facility of up to $100.0 million to be used for loans and letters of credit to fund capital expenditures, acquisitions, working capital needs, the making of distributions and for other general partnership purposes. Letters of credit outstanding under the Credit Facility cannot exceed $50.0 million at any one time. Swing line loans outstanding under the Credit Facility cannot exceed $15.0 million at any one time. Subject to certain conditions (including the consent of lenders providing such increased commitments), the Credit Facility may be increased by up to $50.0 million.

Indebtedness under the Credit Facility will bear interest, at the Partnership’s option, at a rate per annum equal to either the adjusted Eurodollar Rate (which means the LIBOR Rate as appearing on the Reuters Screen LIBOR01 Page, adjusted for eurocurrency reserve requirements) for interest periods of one, two, three or six months plus a specified margin or the Alternate Base Rate plus a specified margin. The Alternate Base Rate is the greatest of (a) the prime rate of interest announced from time to time by the agent bank as its “Base Rate,” (b) 0.50% per annum above the Federal Funds Effective Rate as in effect from time to time and (c) the adjusted Eurodollar Rate for an interest period of one month as in effect from time to time plus 1.00% per annum.

The specified margin for all loans and letters of credit under the Credit Facility ranges from 1.00% to 1.50% for loans bearing interest at the Alternate Base Rate and ranges from 2.00% to 2.50% for loans bearing interest at the adjusted Eurodollar Rate. The specified margin is calculated based upon the Partnership’s consolidated total leverage ratio from time to time. In addition, the Partnership we will incur a commitment fee based on the unused portion of the Credit Facility at a rate of 0.40% per annum; provided, for purposes of calculating the commitment fee only, that swing line loans shall not be considered a utilization of the Credit Facility.

The Credit Agreement will mature in 2018 on or about the fifth anniversary of the completion of the Offering, at which point all amounts outstanding under the Credit Facility will become due. Mandatory prepayments also will be required for certain sales of the Partnership’s assets or incurrence of additional indebtedness. The Credit Facility commitment shall be reduced on a dollar-for-dollar basis in connection with mandatory prepayments from proceeds of the incurrence of additional indebtedness.

The Credit Agreement contains certain covenants, restrictions and events of default including, but not limited to, limitations on the ability of the Borrowers to (i) incur indebtedness, (ii) make distributions, (iii) prepay, redeem or repurchase certain debt, (iv) make loans and investments, (v) sell assets, (vi) incur liens, (vii) enter into transactions with affiliates and (viii) consolidate or merge.

The Credit Agreement also contains financial covenants requiring the Partnership to maintain:

•

A maximum consolidated total debt to EBITDA ratio for any four consecutive fiscal quarter period of (i) commencing with the fiscal quarter ending March 31, 2013 until December 31, 2014, 4.0 to 1.0 and (ii) commencing with the fiscal quarter ending March 31, 2015 until the maturity date of the revolving credit agreement, 3.75 to 1.0 with respect to the aggregate amount of borrowings outstanding under the acquisition facility plus bonds and debentures and other funded indebtedness; provided, however, that this ratio will be subject to an 0.5 increase during the remainder of any fiscal quarter and the two complete fiscal quarters following certain acquisitions with a fair market value greater than $50.0 million; and

•

A minimum EBITDA to interest expense ratio of 2.5 to 1.0 for any four consecutive fiscal quarter period with respect to the aggregate cash interest expense of the borrowers under the acquisition facility and other funded indebtedness.

If an event of default (as such term is defined in the Credit Agreement) occurs, the lenders would be entitled to take various actions, including the acceleration of amounts due under the Credit Facility, termination of the commitments under the Credit Facility and all remedial actions available to a secured creditor.

The obligations under the Credit Agreement are guaranteed by certain of the Partnership’s subsidiaries and secured by liens on substantially all of the Partnership’s and the guarantors’ assets pursuant to a Guarantee and Collateral Agreement, dated as of January 24, 2013, among the Partnership, the subsidiaries of the Partnership party thereto and JPMorgan Chase Bank, N.A, as administrative agent, and certain other security agreements.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the actual terms of the agreement. A copy of the Credit Agreement is attached as Exhibit 10.3 and is incorporated in this Item 1.01 by reference.

7.375% Senior Notes due 2020

On January 24, 2013, the Partnership and SunCoke Energy Partners Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”) issued $150.0 million aggregate principal amount of 7.375% Senior Notes due 2020 (the “Notes”). The Notes were issued pursuant to an indenture dated as of January 24, 2013 (the “Indenture”) among the Issuers, the Notes Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The aggregate net proceeds from the issuance of the Notes and the concurrent Offering of Common Units were used as described above under the heading “Underwriting Agreement”.

The Notes will mature on February 1, 2020. Interest on the Notes will accrue at the rate of 7.375% from January 24, 2013. Interest on the Notes is payable semi-annually in cash in arrears on August 1 and February 1 of each year, commencing on August 1, 2013.

The Notes are the senior unsecured obligations of the Issuers, and are guaranteed on a senior unsecured basis by each of the Partnership’s existing and certain future subsidiaries (other than Finance Corp.) (collectively, the “Notes Guarantors”).

The Issuers may redeem some or all of the Notes at any time on or after February 1, 2016 at specified redemption prices plus accrued and unpaid interest, if any, to the redemption date. Before February 1, 2016 and following certain equity offerings, the Issuers may also redeem up to 35% of the Notes at a price equal to 107.375% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to February 1, 2016, the Issuers may redeem some or all of the notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.

The Issuers are obligated to offer to purchase all or a portion of the Notes at a price of (a) 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of certain change of control events and (b) 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of certain asset dispositions. These restrictions and prohibitions are subject to certain qualifications and exceptions set forth in the Indenture, including without limitation, reinvestment rights with respect to the proceeds of asset dispositions.

The Indenture contains covenants that, among other things, limit the Partnership’s ability and the ability of certain of the Partnership’s subsidiaries to (i) incur indebtedness, (ii) pay dividends or make other distributions, (iii) prepay, redeem or repurchase certain debt, (iv) make loans and investments, (v) sell assets, (vi) incur liens, (vii) enter into transactions with affiliates, (viii) enter into agreements restricting the ability of subsidiaries to pay dividends and (ix) consolidate or merge. These covenants are subject to a number of exceptions and qualifications set forth in the Indenture.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Indenture and the form of the Notes are attached as Exhibits 4.1 and 4.2 hereto, respectively, and each is incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Contribution Agreement

On January 23, 2013, in anticipation of the closing of the Offering, the Partnership entered into a Contribution Agreement by and among the Partnership, the General Partner and Sun Coal & Coke (the “Contribution Agreement”). Pursuant to the Contribution Agreement, in connection with the Closing of the Offering, Sun Coal & Coke contributed to the Partnership an interest in each of Haverhill and Middletown which resulted in the Partnership owning a 65% interest in each of Haverhill and Middletown, and in exchange (1) the General Partner continues to hold a 2.0% general partner interest in the Partnership, (2) the Partnership issued to the General Partner incentive distribution rights in the Partnership, (3) the Partnership issued to Sun Coal & Coke 184,697 Common Units, 15,709,697 Subordinated Units and the right to receive the Deferred Issuance and Distribution, (4) the Partnership assumed and repaid $225.0 million of term loan debt of the Sponsor, and (5) the Partnership paid 100% of (A) an aggregate of $67.0 million of environmental capital expenditures of Haverhill and Middletown, (B) an aggregate of approximately $12.4 million sale discounts related to tax credits owed to customers of Haverhill and Middletown, and (C) $39.6 million to replenish the Partnership’s working capital. Such transactions are referred to as the “Contribution Transactions.”

On January 24, 2013, in connection with the Offering, the Contribution Transactions were completed.

The foregoing description and the description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Relationships

The description of the relationships among the Partnership, the General Partner and SC&C are provided above under Item 1.01 and incorporated in this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the headings “7.375% Senior Notes due 2020” and “Credit Facility” is incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description in Item 2.01 of the issuances by the Partnership on January 24, 2013 in connection with the consummation of the Contribution Transactions is incorporated herein by reference. The foregoing transactions were undertaken in reliance on the exemption from the registration requirements of the Securities Act by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units granted under the Contribution Agreement will convert into one Common Unit at the end of the subordination period, which will end of the first business day after the Partnership has earned and paid at least (1) $1.65 (the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit and Subordinated Unit and the corresponding distribution on the General Partner’s 2.0% general partner interest for each of three consecutive, non-overlapping four quarter periods ending on or after December 31, 2015 or (3) $2.48 (150.0% of the annualized minimum quarterly distribution) on each outstanding Common Unit and Subordinated Unit and the corresponding distribution on the General Partner’s 2.0% general partner interest and the related distribution on the incentive distribution rights for a four-quarter period ending on or after December 31, 2013, in each case provided that there are no arrearages on the Common Units at that time.

The description of the subordination period contained in the section of the Prospectus entitled “How We Made Distributions to Our Partners—Subordination Period” is incorporated in this Item 3.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Agreement of Limited Partnership of the Partnership

On January 24, 2013, in connection with the closing of the Offering, the Partnership amended and restated its Agreement of Limited Partnership (as amended, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the section of the Prospectus entitled “The Partnership Agreement” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 8.01	Other Events.

On January 17, 2013, the Registration Statement was declared effective by the Commission.

On January 18, 2013, the Partnership issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

On January 18, 2013, the Partnership issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference in this Item 8.01.

On January 24, 2013, the Offering of Common Units and the Notes Offering transactions were completed.

Item 9.01	Financial Statements and Other Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated January 17, 2013, by and among SunCoke Energy Partners, L.P., SunCoke Energy Partners GP LLC, SunCoke Energy, Inc., Sun Coal & Coke LLC and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

3.1	First Amended and Restated Agreement of Limited Partnership of SunCoke Energy Partners, L.P., dated January 24, 2013

4.1	Indenture, dated as of January 24, 2013, by and among SunCoke Energy Partners, L.P., SunCoke Energy Partners Finance Corp., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 7.375% Senior Notes due 2020 (included as Exhibit A to the Indenture filed as Exhibit 4.1)

10.1	Contribution Agreement, dated January 23, 2013, by and among SunCoke Energy Partners, L.P., Sun Coal & Coke LLC and SunCoke Energy Partners GP LLC

10.2	Omnibus Agreement, dated January 24, 2013, by and among SunCoke Energy Partners, L.P., SunCoke Energy Partners GP LLC and SunCoke Energy, Inc.

10.3	Credit Agreement, dated as of January 24, 2013, by and among SunCoke Energy Partners, L.P., Haverhill Coke Company LLC, Haverhill Cogeneration Company LLC, Middletown Coke Company, LLC, and Middletown Cogeneration Company LLC, as borrowers, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, Barclays Bank PLC, as syndication agent, Bank of America, N.A., Citibank, N.A. and The Royal Bank of Scotland plc, as co-documentation agents, and J.P. Morgan Securities LLC, RBS Securities Inc. and Barclays Bank PLC, as joint lead arrangers and joint bookrunners

99.1	Press Release, January 18, 2013.

99.2	Press Release, January 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By: SunCoke Energy Partners GP LLC,
Its General Partner

By:	/s/ Denise R. Cade
Denise R. Cade
Senior Vice President, General Counsel and Corporate Secretary

Date: January 24, 2013

EXHIBIT INDEX

1.1	Underwriting Agreement, dated January 17, 2013, by and among SunCoke Energy Partners, L.P., SunCoke Energy Partners GP LLC, SunCoke Energy, Inc., Sun Coal & Coke LLC and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

3.1	First Amended and Restated Agreement of Limited Partnership of SunCoke Energy Partners, L.P., dated January 24, 2013

4.1	Indenture, dated as of January 24, 2013, by and among SunCoke Energy Partners, L.P., SunCoke Energy Partners Finance Corp., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 7.375% Senior Notes due 2020 (included as Exhibit A to the Indenture filed as Exhibit 4.1)

10.1	Contribution Agreement, dated January 23, 2013, by and among SunCoke Energy Partners, L.P., Sun Coal & Coke LLC and SunCoke Energy Partners GP LLC

10.2	Omnibus Agreement, dated January 24, 2013, by and among SunCoke Energy Partners, L.P., SunCoke Energy Partners GP LLC and SunCoke Energy, Inc.

10.3	Credit Agreement, dated as of January 24, 2013, by and among SunCoke Energy Partners, L.P., Haverhill Coke Company LLC, Haverhill Cogeneration Company LLC, Middletown Coke Company, LLC, and Middletown Cogeneration Company LLC, as borrowers, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, Barclays Bank PLC, as syndication agent, Bank of America, N.A., Citibank, N.A. and The Royal Bank of Scotland plc, as co-documentation agents, and J.P. Morgan Securities LLC, RBS Securities Inc. and Barclays Bank PLC, as joint lead arrangers and joint bookrunners

99.1	Press Release, January 18, 2013.

99.2	Press Release, January 18, 2013.